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                                                            EXHIBIT NO. 99.11(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 2-60491 on Form N-1A of our report dated March 6, 1998, on the financial statements and financial highlights of MFS Municipal High Income Fund, included in the 1998 Annual Report to Shareholders.



                                          ERNST & YOUNG LLP
                                          Ernst & Young LLP


Boston, Massachusetts
May 26, 1998